EXHIBIT 10.50



                                                        Date __________________:

                                 PROMISSORY NOTE

For Value Received, Compositech Ltd., a Delaware corporation ("Maker"), promises to pay to _____________ ("Payee"), the principal sum of $_________ (_____________) ("Principal Sum") on or before the ______ day from the date hereof. Interest shall accrue on the Principal Sum, or the unpaid balance thereof, at the rate of twelve (12%) percent per annum, payable at maturity.

     In consideration of the loan, the Payee shall receive warrants to purchase _______ shares of Common Stock of the Maker at $___________ per share, 100% of the closing market price on the day prior to the date hereof, exercisable within two years from the date hereof. The Company will include the Stock underlying the warrants or any to be issued in conjunction with the default provisions below in a registration filing with the Securities and Exchange Commission within 60 days of the date above.

     Maker shall have the right, at any time, and from time to time, to prepay this Note, in whole or in part, without premium or penalty. In the event that Payee shall place this Note in the hands of an Attorney or otherwise commence any legal action to recover any sum due hereunder, Maker shall also pay all costs, including attorney's fees and court costs, incurred by Payee.

     The borrower shall be deemed to be in default of the loan if the complete amount, plus accrued interest, is not repaid within 10 days after maturity. In the event of a default, instead of other remedy that Payee may have, the Payee may elect to convert all of the loan to common stock of the Maker at the lesser of a 50% discount to the closing bid price on the date written above, or, a 50% discount to the market price at the date of default (10 days after maturity).

     In the event of a default, and in addition to any other remedy that Payee may have, Maker irrevocable authorizes any Prothonotary, Clerk of Court or any Attorney of any Court of record to appear for Maker in such Court in term, time or vacation, and confess judgment against Maker, without process, in favor of Payee or any Holder of this Note for such amount as may appear to be unpaid hereof, together with a reasonable attorney's fee of up to five (5%) percent of the amount due and owing on the defaulted Note, and consents to immediate execution upon such judgment and hereby waives and releases the benefit of all appraisement and inquisition of real estate, hereby voluntarily condemning said real estate and authorizing the entry of such condemnation upon any writ issued, stay of execution and all rights under the exemption laws of any State now in force, or hereafter to be passed.


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     This  Note  shall be  binding  upon  Maker  and  shall be  governed  by and construed in accordance with the laws of the State of New York. This Note may not be varied, amended of modified, except in writing, signed by Maker and Payee or the Holder thereof.

     In Witness Whereof, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.









WITNESS                                              COMPOSITECH LTD.


By_______________________________           By ___________________________
 Name:                                      Samuel S. Gross,
 Title:                                     Executive Vice President, Secretary
                                               and Treasurer



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